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                                                               EXHIBIT 10.3(24)


                                FOURTH AMENDMENT
                                       TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January 1, 1988)


                 A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the amendments to the G. B. Dealey Retirement Pension Plan (the "Plan") set forth below with reference to the following facts:

                 A. The Omnibus Budget Reconciliation Act of 1993 has amended the Internal Revenue Code to reduce to $150,000 the maximum amount of compensation that can be taken into account for Plan purposes effective for years beginning after 1993.

                 B. The definition of Final Monthly Compensation is being amended to conform the provisions of the Plan document to the manner in which the Plan has been administered.

                 NOW, THEREFORE, the Plan is amended as follows:

                 1.       The first two sentences of the second paragraph of
Section 1.11 of the Plan ("Compensation") are amended in their entirety to read as follows:

                 For years beginning after December 31, 1988, and before January 1, 1994, the annual Compensation of each Employee taken into account under the Plan for any year will not exceed $200,000, and for years beginning after December 31, 1993, the annual Compensation of each Employee taken into account under the Plan for any year will not exceed $150,000, as such limitations are adjusted by the Secretary of the Treasury, with the first such adjustment effective on January 1, 1990.

                 2. The phrase "adjusted $200,000 limitation" that appears in the third paragraph of Section 1.11 of the Plan is






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amended in each place that it appears to read "adjusted $200,000 or $150,000 limitation, as applicable,".

                 3. Section 1.11 of the Plan is further amended by the addition of the following paragraph:

                 Notwithstanding the foregoing provisions of this Section, the application of the $150,000 limitation on Compensation for Plan years after 1993 will not cause a Participant's Accrued Benefit to be less than his Accrued Benefit at December 31, 1993, plus his Accrued Benefit determined solely with respect to his years of Credited Service after 1993.

                 4. Section 1.21 of the Plan is amended in its entirety to read as follows:

                 1.21 "Final Monthly Compensation" means the average monthly Compensation paid to a Participant (i) during the five consecutive calendar years of employment occurring within the Participant's last ten years of employment with a Controlled Group Member that produces the highest average monthly Compensation or (ii) during all of his calendar years of employment, if the Participant has less than five calendar years of employment. In determining a Participant's Final Monthly Compensation, (a) the calendar year in which the Participant terminates employment will be disregarded unless his termination of employment occurs on December 31 of the calendar year or unless such calendar year is the only year of employment, (b) calendar years in which no Compensation was paid to the Participant for services performed as an Employee in those years will be disregarded, and calendar years occurring before and after such years of no Compensation will be considered as consecutive calendar years and (c) if a Participant receives Compensation in any calendar year for services performed as an Employee for less than 12 full months, his Compensation for such year will be his annualized Compensation determined by dividing his Compensation for such year by the number of full and partial months of service during such year and multiplying the result by 12.





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                 Executed at Dallas, Texas, this 15th day of December, 1993.

                                           A. H. BELO CORPORATION



                                           By /s/ ROBERT W. DECHERD
                                              ------------------------------
                                              Robert W. Decherd
                                              Chairman of the Board, President
                                                and Chief Executive Officer





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